Exhibit No. 10.31


                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

     THIS FIRST AMENDMENT, effective as of the Effective Date (as defined in Paragraph 28), by and among (A) Southern Electronics Corporation, a Delaware corporation, and Southern Electronics Distributors, Inc., a Delaware corporation (collectively the "Original Borrowers"), (B) National City Bank, Columbus, a national banking association ("NCB"), and Wachovia Bank of Georgia, N.A., a national
banking association ("WB") (collectively, the "Banks"), and   USC
Acquisition Corporation (being renamed U.S. Computer of North America, Inc.), a Delaware corporation and wholly owned subsidiary of Southern Electronics Corporation (the "New Borrower"), amending the Revolving Credit Agreement dated as of June 29, 1995 by and among the Original Borrowers and the Banks (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

     The parties hereto hereby agree as follows:

     1. The New Borrower shall hereby become and hereafter be a party to the Credit Agreement bound thereby as one of the Borrowers thereunder. In connection therewith, the Borrowers (both the Original Borrowers and the New Borrower) are concurrently herewith executing and delivering replacement Notes in the form of the Revolving Credit Note attached hereto as Exhibit 2.10 (the "Replacement Notes") in exchange for and to replace the existing Notes executed previously by the Original Borrowers.

     2. Subsection 1.01 of the Credit Agreement shall be and it hereby is amended by modifying the definition of "Applicable Margin" to read in its entirety as follows:

          "Applicable Margin" means, with respect to any Performance Pricing Determination Date, the percentage set forth below as the Applicable Margin based upon the L/TNW Ratio of the Borrowers set forth below, determined pursuant to subsection 2.12(E).

                                                         Applicable
            L/TNW Ratio                                    Margin

     Not more than .80 to 1                                  .75%
     Greater than .80 to 1 but not more than 1 to 1         1.00%
     Greater than 1 to 1 but not more than 1.33 to 1        1.25%
     Greater than 1.33 to 1 but not more than 1.6 to 1      1.50%
     Greater than 1.6 to 1 but not more than 2 to 1         1.75%
     Greater than 2 to 1 but not more than 2.25 to 1        2.00%
     Greater than 2.25 to 1                                 2.25%

     3. Subsection 1.01 of the Credit Agreement shall be and it hereby is amended by adding the definitions of "Approved Transaction" and "Authorized Approved Transaction Financing" which shall read in their entirety as follows:

          "Approved Transaction" means any transaction consented to or approved in writing by the Banks.

          "Authorized Approved Transaction Financing" means any financing in connection with an Approved Transaction which is consented to or approved in writing by the Banks.

     4. Subsection 1.01 of the Credit Agreement shall be and it hereby is amended by modifying the definition of "Borrowers" to read in its entirety as follows:

          "Borrowers" means Southern Electronics Corporation, a Delaware corporation, Southern Electronics Distributors, Inc., a Delaware corporation and USC Acquisition Corporation (being renamed U.S. Computer of North America, Inc.), a Delaware corporation.

     5. Subsection 1.01 of the Credit Agreement shall be and it hereby is amended by modifying the definition of "Loan Commitment" to read in its entirety as follows:

          "Loan Commitment" means the sum of Thirty Million Dollars ($30,000,000) or such lesser amount as shall hereafter be determined from time to time pursuant to subsection 2.16. The outstanding amount of any Authorized Approved Transaction Financing shall be given effect in the calculation of and thereby reduce the remaining Loan Commitment available for Loans and issuance of Letters of Credit, with each Bank's Share of the Commitment available for Loans and issuance of Letters of Credit being reduced by such Bank's share of such outstanding amount of the Authorized Approved Transaction Financing determined by multiplying such outstanding amount by the Bank's Percentage. In computing the Commitment Fee payable under subsection 2.15(A), the unused portion of the Share of the Commitment of each Bank shall not be reduced by a Bank's share of such outstanding amount of the Authorized Approved Transaction Financing.

     6. Subsection 1.01 of the Credit Agreement shall be and it hereby is amended by modifying Item (F) in the definition of "Permitted Liens" to read in its entirety as follows:

          (F) Existing liens set forth on Schedule 1.01-1 attached hereto and any liens relating to liabilities assumed by any of the Borrowers in an Approved Transaction;

     7. Subsection 3.07 of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

          (C) In lieu of any other letter of credit commissions and fees provided for in any Letter of Credit Application, the Borrowers agree to pay to the Issuing Bank for the account of the Banks (pro rata based upon their respective Percentages) a commission (the "Stand-By Letter of Credit Commission") on the undrawn and unexpired amount of each irrevocable Stand-By Letter of Credit at a rate of 1.50% per annum or at such other rate as agreed to in writing by the Banks and the Borrowers from time to time (provided that the Borrowers shall pay to the Issuing Bank for the account of the Banks in each case a minimum Stand-By Letter of Credit Commission equal to $250.00), plus reimbursement of any and all reasonable fees and out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance of each Stand-By Letter of Credit. The Stand-By Letter of Credit Commission and such reimbursement shall be payable on the date of issuance of each such Stand-By Letter of Credit.

     8. Subsection 5.01(P) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

          (P) Southern Electronics Corporation has no Subsidiaries, other than Southern Electronics Distributors, Inc. and USC Acquisition Corporation (being renamed U.S. Computer of North America, Inc.) and any other approved Subsidiaries created in an Approved Transaction, and no Subsidiary has any Subsidiaries; and

     9. Subsection 6.01(F)(2) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

          (2) Maintain a ratio of Liabilities to Tangible Net Worth (the "L/TNW Ratio") of not more than 2.6 to 1 at all times through June 29, 1996, 2.5 to 1 at all times from June 30, 1996 through September 29, 1996, 2.4 to 1 at all times from September 30, 1996 through December 30, 1996, 2.3 to 1 at all times from December 31, 1996 through March 30, 1997, 2.2 to 1 at all times from March 31, 1997 through June 29, 1997 and 2 to 1 at all times thereafter.

     10. Subsection 6.01(F)(4) of the Credit Agreement shall be an it hereby is amended to read in its entirety as follows:

          (4) Maintain at all items a minimum Tangible Net Worth of not less than (a)Twenty-Nine Million Dollars ($29,000,000) plus
     (b) Seventy-Five Percent (75%) of Consolidated Net Profit After Tax for each fiscal quarter of the Borrowers completed after December 31, 1995. As used herein, "Consolidated Net Profit After Tax" means the Borrowers' current consolidated earnings (excluding extraordinary items) less the amount of consolidated income tax that the Borrowers paid with respect to such earnings.

     11. Subsection 6.01(F)(7) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

          (7) Be prohibited from making Restricted Payments at any time during the Loan Commitment Period and while any obligations are outstanding hereunder or under the Notes, which in the aggregate exceed 25% of the aggregate Consolidated Net Profit After Tax earned after the Unaudited Financial Statements Date, excluding dividends paid by a Subsidiary of Southern Electronics Corporation to Southern Electronics Corporation.

     12. Subsection 6.02(A) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

          (A) None of the Borrowers will dissolve or liquidate, or enter into any merger, consolidation, reorganization or recapitalization or reclassify its capital stock, except that any of the Borrowers may merge into or consolidate with another
     Borrower or participate in an Approved Transaction.

     13. Subsection 6.02(B) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

          (B) None of the Borrowers will sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets except to another
     Borrower in an Approved Transaction.

     14. Subsection 6.02(D) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

          (D) None of the Borrowers will become liable, directly or indirectly, as guarantor or otherwise, for any obligation of any other Person other than another Borrower, except pursuant to an Approved Transaction.

     15. Subsection 6.02(E) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

          (E) None of the Borrowers will incur, create, assume or permit to exist any Indebtedness except: (1) the Loans; (2) the Letters of Credit; (3)existing Indebtedness as set forth in
     Schedule 5.01(L); (4) trade Indebtedness incurred in the ordinary course of business; (5) contingent Indebtedness permitted by subsection 6.02(D); (6) Indebtedness secured by Permitted Liens; and (7) Indebtedness incurred, created or assumed in an Approved Transaction, including any Authorized Approved Transaction Financing.

     16. Subsection 6.02(F) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

          (F) None of the Borrowers will form any Subsidiary or make any investment in or make any loan in the nature of any investment to any Person, except pursuant to an Approved Transaction.

     17. Subsection 6.02(G) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

          (G) None of the Borrowers will acquire any stock in, or all or substantially all of the assets of, any Person, except pursuant to an Approved Transaction.

     18. Subsection 9.05(A) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

          (A)  If to the Borrowers: Southern Electronics Corporation,
                                    Southern Electronics Distributors,
                                     Inc. and U.S. Computer of North
                                     America, Inc.
                                     4916 North Royal Atlanta Drive
                                     Tucker, Georgia 30084
                                     Attention: Larry G. Ayers
                                                Vice President-Finance
                                     Telecopier:   770-938-2814
                                     Confirmation: 770-491-8962

      19. The words "either Borrower" and "either of the Borrowers," wherever they appear in the Credit Agreement, shall be and they hereby are amended to read in their entirety as "any of the Borrowers." Also, the words "neither Borrower" and "neither of the Borrowers," wherever they appear in the Credit Agreement, shall be and they hereby are amended to read in their entirety as "none of the Borrowers." Further, the words "the other Borrower," wherever they appear in the Credit Agreement, shall be and they hereby are amended to read in their entirety as "another Borrower."

      20. The Borrowers and the Banks acknowledge and agree that stand-by letter of credit no. LC870-065200, in the amount of $2,000,000, dated November 24, 1995, for the New Borrower as the applicant and with Hewlett-Packard Company as the beneficiary, a copy of which is attached hereto, was issued as a Stand-By Letter of Credit under and shall for all purposes be treated as a Stand-By Letter of Credit issued under the Credit Agreement.

      21. Concurrently with the execution hereof, the Borrowers shall deliver to the Banks the following:

           (a)  The Replacement Notes;

           (b) A certified (as of the Effective Date) copy of resolutions of the Borrowers' boards of directors authorizing the execution, delivery and performance of this First Amendment, the Replacement Notes and each other document to be delivered pursuant hereto;

           (c) A certified (as of the Effective Date) copy of each of the Borrowers' by-laws;

           (d) A certificate (dated as of the Effective Date) of each of the Borrowers' corporate secretary as to the incumbency and signatures of the officers of such Borrower signing this First
Amendment, the Replacement Notes and each other document to be delivered pursuant hereto;

           (e) A copy, certified as of the most recent date practicable, by the Secretary of State of Delaware, of each of the Borrowers' certificate of incorporation, together with a certificate (dated as of the Effective Date) of each of the Borrowers' corporate secretary to the effect that such certificate of incorporation has not been amended since the date of the aforesaid certification;

            (f) Certificates, as of the most recent dates practicable, of the aforesaid secretary of state, the secretary of state of each state in which the Borrowers are qualified as a foreign corporation and the department of revenue or taxation of each of the foregoing states, as to the good standing or valid existence of the Borrowers;

            (g) A written opinion of Messrs. Long, Aldridge & Norman, the Borrower's counsel, dated the Effective Date and addressed to the Banks, substantially in form satisfactory to the Banks, to the effect that:

                 (1) Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to transact business and validly exists and is in good standing as a foreign corporation in the State of Georgia (with respect to the Original Borrowers) and the State of Florida (with respect to the New Borrower). Each Borrower has the corporate power (a) to own its properties and to carry on its business; and (b) to execute and deliver the First Amendment and the Replacement Notes (the "Additional Loan Documents") and perform under the Credit Agreement, the Additional Loan Documents and all other related loan documents.

                  (2) The execution and delivery by each Borrower of the Additional Loan Documents and their performance under the Credit Agreement, the Additional Loan Documents and all other related loan documents have been duly authorized by all requisite corporate action.

                  (3) The execution and delivery by each Borrower of the Additional Loan Documents and the performance by each Borrower under the Credit Agreement, the Additional Loan Documents and al other related loan documents will not (a) violate the certificate of incorporation, by-laws or other organizational documents of each Borrower; (b) violate any material applicable constitution, rule, regulation, order or law; (c) to counsel's knowledge, violate any material order, writ, injunction or decree of any court or governmental authority or agency, (d) to counsel's knowledge, result in the breach of or constitute (with the giving of notice, lapse of time or both) a default under any material instrument, document or agreement to which any Borrower is a party, including agreements for borrowed money or among the shareholders; or (e) to counsel's knowledge, result in the creation or imposition of any lien, security interest or other encumbrance upon any of the revenues or assets of any of the Borrowers pursuant to the terms of any such instrument, documents or agreement.

                  (4) The Additional Loan Documents have been duly executed and delivered by each Borrower, and the Credit Agreement, the Additional Loan Documents and all other related loan documents constitute the valid and legally binding obligations of each of the Borrowers, enforceable in accordance with their respective terms.

            (h) A certificate, dated the Effective Date, signed by the president or a vice president of each of the Borrowers to the effect that:

                   (1) The representations and warranties set forth in subsection 5.01 of the Credit Agreement are true in all material respects as of the Effective Date; and

                   (2) No Event of Default under the Credit Agreement, and no event which, with the giving of notice or passage of time or both, would become an Event of Default under the Credit Agreement, has occurred as of the Effective Date.

            (I) A set for each Bank of all of the documents from the transaction described in Paragraph 22 as the Approved Transaction. For purposes of the certifications provided for in (c), (d), (e) and (f) above, the Borrowers shall be required to provide such certifications with respect to the Original Borrowers only if there have been changes therein from those delivered at the Closing under the Credit Agreement; otherwise, such certifications with respect to the Original Borrowers delivered at the Closing shall be deemed reissued and redelivered by the Borrowers as of the Effective Date.

     22.  The Exhibits (2.04, 2.06, 2.10 and 4.02) to the Credit
Agreement are hereby amended to be in the form of such Exhibits attached hereto.

     23. The Banks hereby document their consent and approval, as an Approved Transaction under the Credit Agreement, to and of the formation of the New Borrower as a wholly owned subsidiary of Southern Electronics Corporation and the acquisition by the New Borrower of certain assets of and the assumption by the New Borrower of certain liabilities of U.S. Computer of North America, Inc. pursuant to the Agreement and Plan of Reorganization dated the Effective Date submitted to the Banks. The Banks further hereby document their consent and approval, as an Authorized Approved Transaction Financing under the Credit Agreement, to the financing for the Approved Transaction provided by Hewlett-Packard Company evidenced by the promissory note attached hereto as Exhibit
23.

    24. Concurrently with the execution and delivery of this First Amendment, the Borrowers shall pay to the Banks an amendment fee of Fifteen Thousand Dollars ($15,000) for this amendment of the Credit Agreement and related matters, which amendment fee shall be shared equally by the Banks. Further, Borrower shall, on demand, reimburse the Banks for all expenses, including the reasonable fees and expenses of legal counsel for the Banks, incurred by the Banks in connection with this First Amendment and related matters.

    25. This First Amendment represents the entire understanding of the parties with respect to the subject matter hereof, and supersedes any prior oral or written understandings with respect to the subject matter hereof.

    26. Except as set forth expressly herein, all terms of the Credit Agreement and the other related loan documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers. The Borrowers hereby restate, ratify and reaffirm each and every term, covenant and condition set forth in the Credit Agreement and the other related loan documents effective as of the Effective Date, as hereby amended. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia.

    27. This First Amendment may be executed by one of more of the parties in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The Borrowers agree to take such further actions as the Banks shall reasonably request in connection herewith to evidence the agreements herein contained.

    28. This First Amendment shall be effective on the date set forth below as the Effective Date, which Effective Date is the date of the closing of the transaction described in Paragraph 23 as the Approved Transaction (the "Effective Date").

    IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

Effective Date:  December 14, 1995



SOUTHERN ELECTRONICS                      SOUTHERN ELECTRONICS
  CORPORATION                               DISTRIBUTORS, INC.



By:  /s/Larry G. Ayers                    By:  /s/Larry G. Ayers

Name:   Larry G. Ayers                    Name:  Larry G. Ayers

Title:  Vice President-Finance            Title:  Vice President-Finance





                   USC ACQUISITION CORPORATION (being renamed
                   U.S. COMPUTER OF NORTH AMERICA, INC.)



                    By:   /s/Larry G. Ayers

                    Name:  Larry G. Ayers

                    Title: Vice President-Finance



NATIONAL CITY BANK, COLUMBUS         WACHOVIA BANK OF GEORGIA, N.A.

By:   /s/Brian T. Strayton           By: /s/Kevin B. Harrison

Name: Brian T. Strayton              Name: Kevin B. Harrison

Title: Vice President                Title: Vice President